Exhibit 5.1

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004-1482 Telephone: 212-837-6000 Fax: 212-422-4726 hugheshubbard.com

May 9, 2017

Flushing Financial Corporation
220 RXR Plaza

Uniondale, New York 11556

Ladies and Gentlemen:

We are acting as counsel to Flushing Financial Corporation, a Delaware corporation (the “Company”), in connection with the filing today by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the following securities of the Company: (i) debt securities of the Company (the “Debt Securities”), including those initially issuable upon exercise of any Warrants (as defined below) that are exercisable for Debt Securities; (ii) shares of common stock of the Company, par value $0.01 per share (the “Common Shares”), including those initially issuable upon conversion, exercise or exchange of any Preferred Shares (as defined below) or Warrants that are convertible into, or exercisable or exchangeable for, Common Shares; (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Shares”), including those initially issuable in the form of Depository Shares (as defined below) or upon exercise of any Warrants that are exercisable for Preferred Shares; (iv) depository shares of the Company representing fractional interests in Preferred Shares (the “Depository Shares”), including those that are initially issuable upon exercise of any Warrants that are exercisable for Depository Shares; (v)  warrants of the Company to purchase Debt Securities, Common Shares, Depository Shares or Preferred Shares (the “Warrants”); and (vi) units consisting of two or more of the Securities (as defined below). The Debt Securities, the Common Shares, the Preferred Shares, the Depository Shares and the Warrants are collectively referred to as the “Securities”.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Board of Directors of the Company (the “Resolutions”) authorizing the applicable Securities, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1) Debt Securities. When the Registration Statement has become effective under the Act, when an indenture relating to the Debt Securities has been duly authorized, executed and delivered, when the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and when such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities issuable upon exercise of any Warrants that are exercisable for Debt Securities.

(2) Common Shares. When the Registration Statement has become effective under the Act, when the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation and when the Common Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Shares will be validly issued, fully paid and non-assessable. The Common Shares covered by the opinion in this paragraph include any Common Shares initially issuable upon conversion, exercise or exchange of any Debt Securities, Preferred Shares or Warrants that are convertible into, or exercisable or exchangeable for, Common Shares.

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(3) Preferred Shares. When the Registration Statement has become effective under the Act, when the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, when an appropriate certificate of amendment with respect to the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and when the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Shares will be validly issued, fully paid and non-assessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Shares issuable in the form of Depository Shares or upon exercise of any Warrants that are exercisable for Preferred Shares.

(4) Depository Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the Depository Shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the Depository Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred stock represented by the Depository Shares has been duly delivered to the depository and when the depository receipts evidencing the Depository Shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are take pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depository receipts evidencing the Depository Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depository Shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depository Shares covered by the opinion in this paragraph include any Depository Shares issuable upon exercise of any Warrants that are exercisable for Depository Shares.

(5) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, when the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law of the State of Delaware as in effect on the date of this letter, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as of any later date.

Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed, without independent verification, that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ HUGHES HUBBARD & REED LLP